UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GXO LOGISTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	86-2098312
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Two American Lane Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

GXO LOGISTICS CAPITAL B.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	98-1507045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Achtseweg Noord 27 5651 GG Eindhoven The Netherlands	5651 GG
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered
3.750% Notes due 2030	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-281757.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1 Description of Registrant’s Securities to be Registered.

GXO Logistics Capital B.V. (the “Issuer”) is an indirect wholly-owned subsidiary of GXO Logistics, Inc., a Delaware corporation (“GXO” and, together with the Issuer, the “Registrants”). The Registrants have filed with the Securities and Exchange Commission (the “Commission”) a Prospectus dated November 13, 2025 (the “Prospectus”) included in the Registrants’ post-effective amendment no. 1 to the automatic shelf registration statement on Form S-3ASR (No. 333-281757) originally filed with the Commission under the Securities Act of 1933 on November 13, 2025 and a Prospectus Supplement dated November 18, 2025 (the “Prospectus Supplement”) in connection with the offering of €500 million aggregate principal amount of 3.750% Notes due 2030 (the “Notes”).

The description of the Notes appearing under the caption “Description of GXO Capital Debt Securities” in the Prospectus and under the caption “Description of Notes” in the Prospectus Supplement are incorporated by reference herein.

Item 2 Exhibits.

4.1	Indenture, dated as of November 24, 2025, among GXO Logistics, Inc., GXO Logistics Capital B.V. and Computershare Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 of GXO’s Current Report on 8-K filed with the Commission on November 24, 2025).
4.2	First Supplemental Indenture, dated as of November 24, 2025, among GXO Logistics, Inc., GXO Logistics Capital B.V and Computershare Trust Company, N.A as trustee (incorporated herein by reference to Exhibit 4.2 of GXO’s Current Report on 8-K filed with the Commission on November 24, 2025).
4.3	Form of 3.750% Note due 2030 (incorporated herein by reference to Exhibit 4.3 of GXO’s Current Report on 8-K filed with the Commission on November 24, 2025).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GXO LOGISTICS, INC.

	By:	/s/ Karlis P. Kirsis
		Name:	Karlis P. Kirsis
		Title:	Chief Legal Officer

Date: November 24, 2025

GXO LOGISTICS CAPITAL B.V.

	By:	/s/ Michael Shea
		Name:	Michael Shea
		Title:	Director

Date: November 24, 2025